EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Inyx, Inc.


         We have issued our reports dated May 19, 2003 and April 9, 2004 accompanying the financial statements included in the Annual Report of Inyx, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Inyx, Inc. on Form S-8 (File No. 333-106548) and Form S-8 (File No. 333-106549)




/s/ BERKOVITS, LAGO & COMPANY, LLP

Ft. Lauderdale, Florida
April 14, 2004